Exhibit 99.1

First Financial Bancorp to Host Conference Call & Webcast
Today at 5:00 p.m. ET

Cincinnati, Ohio – September 21, 2009 -- First Financial Bancorp (Nasdaq: FFBC) announced today that Claude E. Davis, president and chief executive officer, and J. Franklin Hall, executive vice president and chief financial officer will host a conference call and webcast today to discuss the previously announced acquisition of the banking operations of Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. by First Financial Bank, N.A. The details for this event are listed below.  An investor presentation will be filed with the Securities and Exchange Commission later today and will be available after 4:00 p.m. ET on our website.

Conference Call & Webcast Details

Date:	Monday, September 21, 2009

Time:	5:00 p.m. ET

Conference Call:	Participants should join the live conference call 5 to 10 minutes before its scheduled start. The dial-in number is 800-860-2442 (passcode not required).

Conference Call Replay:	A replay of the call will be available approximately one hour after the live call has ended. The dial-in number for the replay is 877-344-7529 (passcode 434088).

Webcast:	www.bankatfirst.com/investor

Archived Webcast:	The archived webcast will be available approximately one hour after the live call has ended and will be archived at the company’s website for 12 months.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. At June 30, 2009, the company had $3.8 billion in assets, including $2.9 billion in loans and $2.8 billion in deposits. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides consumer and commercial banking products and services, and investment and insurance products through its retail banking center network. Currently First Financial Bank, N.A. operates 131 banking centers. Its primary operations are located within the tri-state region of Ohio, Kentucky and Indiana. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and had approximately $1.7 billion in assets under management at June 30, 2009. Additional information about the company, including its products, services, and banking locations, is available at www.bankatfirst.com/investor.

Additional Information
Investors/Analysts Patti Forsythe Vice President, Investor Relations 513-979-5837 patti.forsythe@bankatfirst.com	Media Cheryl Lipp First Vice President, Marketing Director 513-979-5797 cheryl.lipp@bankatfirst.com